                            TBS INTERNATIONAL LIMITED
                           2005 EQUITY INCENTIVE PLAN

         1. Purpose.

         The TBS International Limited Equity Incentive Plan (the "Plan") is
intended to provide an incentive to employees, consultants and non-employee directors of TBS International Limited, a Bermuda company (the "Company"), and its Subsidiaries to remain in the service of the Company and its Subsidiaries and to increase their interest in the success of the Company in order to promote the long-term interests of the Company. The Plan seeks to promote the highest level of performance by providing an economic interest in the long-term performance of the Company.

         2. Definitions.

         For purposes of the Plan, the following terms have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" or "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" means an agreement between the Company and an Eligible
Person providing for the grant of an Award hereunder.

         "Award" means any Option, Share Appreciation Right, Restricted Shares,
Bonus Share, Share Unit, Performance Share, or other incentive payable in cash or in Common Shares as may be designated by the Compensation Committee from time to time under the Plan.

         "Beneficial Owner" has the meaning set forth in Rule 13d-3 under the
1934 Act.

         "Beneficiary" or "Beneficiaries" means the person(s) designated by a
Participant in writing to the Company to receive payments or other distributions or rights pursuant to the Plan upon the death of such Participant. If no
Beneficiary is so designated or if no Beneficiary is living at the time a payment, distribution or right becomes payable or distributable pursuant to the
Plan, such payment, distribution or right shall be made to the estate of the
Participant. The Participant shall have the right to change the designated
Beneficiaries from time to time by written instrument filed with the
Compensation Committee in accordance with such rules as may be specified by the
Compensation Committee.

         "Board of Directors" means the Board of Directors of the Company.

         "Bonus Shares" mean an Award of Common Shares issued in exchange for services rendered to the Company and/or its Subsidiaries or Affiliates under
Section 9 that are fully vested when granted.

         "Cashless Exercise" means an exercise of Vested Options outstanding under the Plan through the delivery of irrevocable instructions to a broker to make a sale of a number of Option Shares that results in proceeds thereon in an amount required to pay the aggregate exercise price for all the shares underlying such Vested Options being so exercised and any required withholding tax and to deliver such proceeds to the Company in satisfaction of such aggregate exercise price.

         "Cause" means, with respect to any Participant, (a) "cause" as defined in an employment agreement applicable to the Participant, or (b) in the case of a Participant who does not have an employment agreement that defines "cause":

                  (i) any act or omission that constitutes a material breach by the Participant of any of the Participant's obligations under his or her employment agreement with the Company or any of its Subsidiaries, the applicable Agreement or any other agreement with the Company or any of its Subsidiaries;

                  (ii) the willful and continued failure or refusal of the
         Participant substantially to perform the duties required of him or her as an employee of the Company or any of its Subsidiaries, or performance significantly below the level required or expected of the
         Participant, as determined by the Compensation Committee;

                  (iii) any willful violation by the Participant of any federal or state law or regulation applicable to the business of the Company or any of its Subsidiaries or Affiliates, or the Participant's commission of any felony or other crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud; or

                  (iv) any other misconduct by the Participant that is
         materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its
         Subsidiaries or Affiliates.

         "Change in Control" means: (a) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the
Company to any "person" or "group" (as such terms are defined in Sections
13(d)(3) and 14(d)(2) of the 1934 Act) other than the holders of the Common
Shares immediately prior to the initial Public Offering or any of their respective Affiliates or (b) any person (other than the holders of the Common
Shares immediately prior to the initial Public Offering or any of their respective Affiliates) or group (other than the holders of the Common Shares immediately prior to the initial Public Offering or any of their respective
Affiliates) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting shares of the Company, including by way of merger, amalgamation, consolidation or otherwise.

         "Code" means the United States Internal Revenue Code of 1986, as amended, including the rules and regulations promulgated thereunder.

         "Common Shares" means Class A Common Shares, par value US$0.01 per share, of the Company.

         "Compensation Committee" means the Compensation Committee of the Board of Directors.

         "Competing Business" means a business or enterprise (other than the
Company and its direct or indirect Subsidiaries) that is engaged in (a) ocean transportation services through liner, parcel, bulk and/or vessel chartering services, or (b) any other product or service provided by the Company at the time of an Eligible Person's termination of service.

         "Date of Grant" means the date of grant of an Award as set forth in the applicable Agreement.

         "Eligible Persons" means employees, consultants and non-employee directors of the Company and its Subsidiaries.

         "Fair Market Value" means, with respect to a Common Share on any relevant day: (a) if such Common Shares are traded on a national securities exchange, the closing price on such day, or if the Common Shares did not trade on such day, the closing price on the most recent preceding day on which there was a trade, (b) if such Common Shares are quoted on an automated quotation system, the closing price on such day, or if the Common Shares did not trade on such day, the mean between the closing bid and asked prices on such day, or (c)
in all other cases, the "fair market value" as determined by the Compensation
Committee in good faith and using such financial sources as it deems relevant and reliable; provided, however, that Fair Market Value shall not be less than the par value of the Common Shares.

         "Good Reason" means, with respect to any Participant, (a) "good reason"
as defined in an employment agreement applicable to such Participant, or (b) in the case of a Participant who does not have an employment agreement that defines
"good reason", a failure by the Company, its Affiliates and its Subsidiaries to
pay material compensation due and payable to the Participant in connection with his employment.

         "Incentive Share Option" means an Option granted with the intention that it qualify as an "incentive stock option" as that term is defined in
Section 422 of the Code or any successor provision.

         "1933 Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "1934 Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Nonqualified Share Option" means an Option other than an Incentive
Share Option.

         "Option" means a right to purchase Common Shares granted pursuant to
Section 8.

         "Option Price" means, with respect to any Option, the exercise price per Common Share to which it relates.

         "Option Shares" means Common Shares acquired by a Participant upon exercise of an Option.

         "Outstanding", with respect to any Common Shares, means, as of any date of determination, all shares that have been issued on or prior to such date, other than shares repurchased or otherwise reacquired by the Company or any
Subsidiary, on or prior to such date.

         "Participant" means any Eligible Person who has been granted an Award.

         "Performance Share" has the meaning set forth in Section 12.

         "Permanent Disability", with respect to any Participant who is an employee of the Company or any of its Subsidiaries, shall be defined in the same manner as such term or a similar term is defined in an employment agreement applicable to the Participant or, in the case of a Participant who does not have an employment agreement that defines such term or a similar term, means that the
Participant is unable to perform substantially all his or her duties as an employee of the Company or any of its Subsidiaries by reason of illness or incapacity for a period of more than six months, or six months in the aggregate during any 12-month period, established by medical evidence reasonably satisfactory to the Compensation Committee.

         "Person" means an individual, a partnership, a joint venture, a company, a corporation, an association, a trust, an estate or other entity or organization, including a government or any department or agency thereof.

         "Public Offering" means an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the 1933 Act.

         "Qualifying Performance Criteria" has the meaning set forth in Section
14(a) of the Plan.

         "Restricted Shares" mean Common Shares awarded to a Participant in exchange for services rendered to the Company and/or its Subsidiaries or
Affiliates subject to the terms and conditions of the Plan under Section 9, that the Company has the right to repurchase pursuant to terms prescribed by the
Compensation Committee.

         "Retirement", with respect to any Participant who is an employee of the
Company or any of its Subsidiaries, means resignation or termination of employment on or after the Participant's 65th birthday (other than termination for Cause); provided, however, that the Compensation Committee may determine in its sole discretion that a resignation or termination of employment under other circumstances shall be considered "Retirement" for purposes of the Plan.

         "Share Appreciation Right" means a right that entitles the Participant to receive, in cash or Common Shares (as determined by the Compensation
Committee in its sole discretion) value equal to or otherwise based on the excess of (a) the Fair Market Value of a specified number of Common Shares at the time of exercise over (b) the exercise price of the right, as established by the Compensation Committee on the Date of Grant.

         "Share Unit" means an Award granted under Section 11 denominated in units of Common Shares.

         "Subsidiary" means any corporation in which more than 50% of the total combined voting power of all classes of stock are owned, either directly or indirectly, by the Company or another Subsidiary.

         "Vested Options" means, as of any date of determination, Options that by their terms have vested and are exercisable on such date.

         "Vested Restricted Shares" means, as of any date of determination,
Restricted Shares that are no longer subject to the Company's right of repurchase.

         A "Wrongful Solicitation" shall be deemed to occur when a Participant or former Participant directly or indirectly (except in the course of his employment with the Company), for the purpose of conducting or engaging in a
Competing Business, calls upon, solicits, advises or otherwise does, or attempts to do, business with any Person who is, or was, during the then most recent
12-month period, a customer of the Company or any of its Affiliates, or takes away or interferes or attempts to take away or interfere with any custom, trade, business, patronage or affairs of the Company or any of its Affiliates, or hires or attempts to hire any Person who is, or was during the most recent 12-month period, an employee, officer, representative or agent of the Company or any of its Affiliates, or solicits, induces, or attempts to solicit or induce any person who is an employee, officer, representative or agent of the Company or any of its Affiliates to leave the employ of the Company or any of its
Affiliates, or violate the terms of their contract, or any employment agreement, with it.

         3. Administration of the Plan.

         (a) Members of the Compensation Committee. The Plan shall be administered, and Awards shall be granted hereunder, by the Compensation
Committee.

         (b) Authority of the Compensation Committee. The Compensation Committee
shall have full discretionary power and authority, subject to such resolutions not inconsistent with the provisions of the Plan or applicable law as may from time to time be adopted by the Board, to (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan, (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan and (iii) make any determination and take any other action that the Compensation Committee deems necessary or desirable for administration of the Plan. All questions of interpretation, administration and application of the Plan shall be determined in good faith by a majority of the members of the Compensation Committee then in office, except that the
Compensation Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the
Compensation Committee, and the determination of such majority shall be final and binding in all matters relating to the Plan.

         4. Number of Shares Issuable in Connection with Awards.

         (a) Original Limit. The maximum aggregate number of Common Shares that may be issued in connection with Awards granted under the Plan is 2,000,000.

         (b) Replenishment Provisions. Shares subject to any Awards that are canceled, that expire without being exercised or that are repurchased by the
Company shall again be available for future grants of Awards. In addition,
Shares subject to Awards that have been repurchased by the Company in payment or satisfaction of the purchase price or tax withholding obligation of an Award shall not count against the limit set forth in paragraph (a) above. The Company shall not be under any obligation, however, to make any such future Awards.

         (c) Adjustments. The limits provided for in this Section 4 shall be subject to adjustment as provided in Section 16(a).

         5. Eligible Persons.

         Awards may be granted or offered only to Eligible Persons. The
Compensation Committee shall have the authority to select the individual
Participants to whom Awards may be granted from among such class of Eligible
Persons and to determine the number and form of Awards to be granted to each
Participant.

         6. Agreement.

         The terms and conditions of each Award shall be embodied in an
Agreement in a form approved by the Compensation Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference. Each Agreement shall: (a) state the date (the Date of
Grant) as of which the Award was granted, and (i) in the case of Options and
Share Appreciation Rights, set forth the number of Options and Share
Appreciation Rights being granted to the Participant and the applicable Option
Price and/or exercise price (for Share Appreciation Rights) and expiration date(s) and (ii) in the case of Restricted Shares and other Awards, set forth the number of Restricted Shares or other Awards being granted or offered to the
Participant and, if applicable, the purchase price or other consideration for such Restricted Shares or other Awards; (b) set forth the vesting schedule (if any); (c) be signed by the recipient of the Award and a person designated by the
Compensation Committee; and (d) be delivered to the recipient of the Award.

         7. Restrictions on Transfer.

         Unless otherwise determined by the Compensation Committee, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

         8. Options.

         (a) Terms of Options Generally. The Compensation Committee may grant
Options designated as Incentive Share Options or Nonqualified Share Options.
Options may be granted to any Eligible Person. Each Option shall entitle the
Participant to whom such Option was

granted to purchase, upon payment of the relevant Option Price, one Common
Share. Options granted under the Plan shall comply with the following terms and conditions:

               (i) Option Price.

                    A. The Option Price for shares purchased under an Option
               shall be as determined by the Compensation Committee, but shall not be less than the Fair Market Value of the Common Shares as of the Date of Grant, except in the case of substitute awards issued by the Company in connection with an acquisition or other
               corporate transaction.

                    B. The Option Price for shares purchased under an Option
               shall be paid in full to the Company by delivery of consideration equal to the product of the Option Price and the number of shares purchased, together with any amounts required to be withheld for tax purposes under Section 17(c). Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the
               Compensation Committee for that purchase, which forms may (but are not required to) include:

                         (A) cash;

                         (B) check or wire transfer;

                         (C) to the extent permitted by applicable law,
                    tendering Common Shares already owned by the Participant,
                    provided that the shares have been held for the minimum
                    period required by applicable accounting rules to avoid a
                    charge to the Company's earnings for financial reporting
                    purposes or were not acquired from the Company as
                    compensation;

                         (D) to the extent permitted by applicable law, Cashless
                    Exercise; or

                         (E) such other consideration as the Compensation
                    Committee may permit in its sole discretion; provided,
                    however, that any Participant may, at any time, exercise any
                    Vested Option (or portion thereof) owned by him pursuant to a Cashless Exercise without any prior approval or consent of the Compensation Committee.

               (ii) Vesting of Options. Unless the Compensation Committee in its
          sole discretion determines otherwise and so sets forth in the applicable Agreement, and except as vesting may be accelerated pursuant to the terms of the Plan or the applicable Agreement, Options shall vest and become exercisable in 20% installments on each of the first five anniversaries of the Date of Grant.

               (iii) Duration of Options. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an

          Option shall be as established for that Option by the Compensation
          Committee but in no event shall be greater than ten years from the
          Date of Grant.

               (iv) Exercise Following Termination of Employment. Upon
          termination of a Participant's employment with the Company and its
          Subsidiaries, unless otherwise determined by the Compensation
          Committee in its sole discretion, the following terms and conditions shall apply:

                    A. If the Participant's employment is terminated by the
               Company other than for Cause, or as a result of the Participant's resignation for Good Reason, or as a result of death, Permanent
               Disability or Retirement, the Participant (or, in the case of the
               Participant's death, his Beneficiary) may exercise any Options, to the extent vested as of the date of such termination, at any time until the earlier of (I) the 90th day following the date of such termination of employment, and (II) the expiration of the
               Option under the provisions of Section 8(a)(iii); and

                    B. If the Participant's employment is terminated by the
               Company for Cause, or as a result of the Participant's
               resignation other than for Good Reason, all of the Participant's
               Options (whether or not vested) shall expire and be canceled without any payment therefor as of the date of such termination.

          Any Options not exercised within the applicable time period specified above shall expire at the end of such period and be canceled without any payment therefor.

               (v) Certain Restrictions. Options granted hereunder shall be exercisable during the Participant's lifetime only by the Participant.

               (vi) Shareholder Rights; Option and Share Adjustments. A
          Participant shall have no rights as a shareholder with respect to any
          Common Shares issuable upon exercise of an Option until the issuance of the Common Shares is recorded in the Company's register of members and a share certificate evidencing the Common Shares have actually been issued to that person in accordance with the terms of the Plan and the applicable Agreement and the issue of such Common Shares has been approved by the Bermuda Monetary Authority. Except as otherwise provided by the Board of Directors, no adjustment (including an adjustment of an Option's exercise price) shall be made with respect to (A) outstanding Options for dividends or other distributions, whether made with respect to Common Shares or otherwise, or (B)
          dividends, distributions or other rights in respect of any Common
          Shares for which the record date is prior to the date upon which the
          Participant shall become the registered holder thereof.

               (vii) Dividends and Distributions. Any Common Shares or other securities of the Company received by the Participant as a result of a share dividend, bonus issue or other distribution in respect of Option
          Shares shall be subject to the same restrictions (if any) as such
          Option Shares.

               (viii) Incentive Share Options. Incentive Share Options granted under this Plan shall be subject to the following additional conditions, limitations and restrictions:

                    A. Incentive Share Options may be granted only to employees of the Company or a Subsidiary or parent corporation of the
               Company, within the meaning of Section 424 of the Code.

                    B. No Incentive Share Option may be granted under this Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company's shareholders.

                    C. The aggregate Fair Market Value (as of the Date of Grant)
               of the Common Shares with respect to which the Incentive Share
               Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of the $100,000 limit, the Participant's Incentive Share Options under this Plan and all other plans maintained by the Company and its Subsidiaries will be aggregated. To the extent any Incentive
               Share Option would exceed the $100,000 limit, the Incentive Share
               Option will thereafter be treated as a Nonqualified Share Option for all purposes. No Incentive Share Option may be granted to any individual who owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary.

                    D. If the Compensation Committee exercises its discretion to permit an Incentive Share Option to be exercised by a Participant more than three months after the termination of a Participant's employment for any reason (or more than 12 months if the
               Participant is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Share Option
               will thereafter be treated as a Nonqualified Share Option for all purposes. For purposes of this subclause D, a Participant's employment relationship will be treated as continuing
               uninterrupted during any period that the Participant is on military leave, sick leave or another Approved Leave of Absence if the period of leave does not exceed 90 consecutive days, or a longer period to the extent that the Participant's right to reemployment with the Company or a Subsidiary is guaranteed by statute or by contract. If the period of leave exceeds 90
               consecutive days and the Participant's right to reemployment is not guaranteed by statute or contract, the employment
               relationship will be deemed to have ceased on the 91st day of the leave.

          (ix) Additional Terms and Conditions. Each Option granted hereunder, and any Common Shares issued in connection with such Option, shall be subject to such additional terms and conditions not inconsistent with the
     Plan as are prescribed by the Compensation Committee and set forth in the applicable Agreement.

         (b) Unvested Options. Upon termination of a Participant's employment with the Company and its Subsidiaries, all Options granted to such Participant that have not theretofore vested and which do not vest by reason of such termination of employment shall terminate and be canceled without any payment therefor.

         9. Restricted Shares and Bonus Shares.

         (a) Terms of Restricted Shares and Bonus Shares Generally. Restricted
Shares and Bonus Shares awarded by the Compensation Committee shall be issued solely in consideration for services rendered to the Company, its Subsidiaries and/or Affiliates by Participants, except as otherwise determined by the
Compensation Committee in its sole discretion.

         (b) Restricted Shares and Bonus Shares shall comply with the following terms and conditions:

          (i) Right of Repurchase. The Company shall have the right to repurchase Restricted Shares on such terms as determined by the
     Compensation Committee. Bonus Shares shall not be subject to a right of repurchase.

          (ii) Shareholder Rights. A Participant shall have all rights of a shareholder as to the Restricted Shares and Bonus Shares awarded to such
     Participant, including the right to receive dividends and the right to vote in accordance with the Company's bye-laws, subject to the restrictions set forth in the Plan and the applicable Agreement.

          (iii) Dividends and Distributions. Unless otherwise determined by the
     Compensation Committee in its sole discretion, any Common Shares or other securities of the Company received by a Participant as a result of a share distribution to holders of Restricted Shares or as a share dividend or bonus issue on Restricted Shares shall be subject to the same restrictions as such Restricted Shares, and all references to Restricted Shares hereunder shall be deemed to include such Common Shares or other securities.

          (iv) Additional Terms and Conditions. The issue of each Restricted
     Share and Bonus Share granted or offered for sale hereunder shall be subject to such additional terms and conditions not inconsistent with the
     Plan as are prescribed by the Compensation Committee and set forth in the applicable Agreement.

         (c) Unvested Restricted Shares. Unless otherwise determined by the
Compensation Committee in its sole discretion, upon termination of a
Participant's employment with the Company and its Subsidiaries, all Restricted
Shares granted or sold to such Participant that have not theretofore vested (and that do not vest by reason of such termination of employment) shall be subject to repurchase by the Company for US$0.01 for each such share.

         10. Share Appreciation Rights.

         Share Appreciation Rights may be granted to Participants either alone
("freestanding") or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted hereunder.
The provisions of Share Appreciation Rights need not be the same with respect to each grant or each recipient. Any Share Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Share
Appreciation Rights granted under the Plan shall be granted subject to the same terms and conditions applicable to Nonqualified Share Options as set forth in
Section 8(a); provided, however, that Share Appreciation Rights granted in tandem with a previously granted Option shall have the terms and conditions as such Option. Subject to the provisions of Section 8, the Compensation Committee may impose such other conditions or restrictions on any Share Appreciation Right as it shall

                                       10

deem appropriate. Share Appreciation Rights may be settled in Common Shares or cash as determined by the Compensation Committee in its sole discretion.

         11. Share Units.

         The Compensation Committee may grant Awards of Share Units under the
Plan. With respect to each grant of Share Units, the Compensation Committee shall determine in its sole discretion the period or periods, including any conditions for determining such period or periods, during which any restrictions on vesting shall apply, provided that in no event, other than in connection with a termination of employment, shall such period or periods be less than three years (the "Unit Restriction Period"). The Compensation Committee also may make any Award of Share Units subject to the satisfaction of other conditions, including the attainment of performance goals, or contingencies ("Unit Vesting
Condition"), in order for a Participant to receive payment of such Share Unit
Award, which shall be established by the Compensation Committee at the Date of
Grant thereof. The Compensation Committee may specify that the grant, vesting or retention of any or all Share Units shall be a measure based on one or more
Qualifying Performance Criteria selected by the Compensation Committee and specified at the Date of Grant thereof. If required by Section 162(m) of the
Code, the Compensation Committee shall certify the extent to which any
Qualifying Performance Criteria have been satisfied, and the amount payable as a result thereof, prior to payment of any Share Units that are intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Awards of Share Units shall be payable in Common Shares or cash as determined by the Compensation Committee in its sole discretion. The
Compensation Committee may permit a Participant to elect to defer receipt of payment of all or part of any Award of Share Units pursuant to rules and regulations adopted by the Compensation Committee. Unless the Compensation
Committee provides otherwise at the Date of Grant of an Award of Share Units, the provisions of Sections 9 of this Plan relating to the vesting of Restricted
Shares shall apply during the Unit Restriction Period or prior to the satisfaction of any Unit Vesting Condition for such Award.

         12. Performance Shares.

         The Compensation Committee may grant Awards of Performance Shares and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance
Shares shall entitle the Participant to a payment in the form of Common Shares upon the attainment of performance goals (which may be Qualifying Performance
Criteria) and other terms and conditions specified by the Compensation
Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further considerations as the Compensation Committee shall determine, in its sole discretion. However, the Compensation Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Participant subject to Section 162(m) of the Code to the extent such
Section is applicable. The Compensation Committee, in its sole discretion, may make a cash payment equal to the Fair Market Value of the Common Shares otherwise required to be issued to a Participant pursuant to an Award of
Performance Shares.

                                       11

         13. Other Share-Based Awards.

         In addition to the Awards described in Sections 8 through 12, and subject to the terms of the Plan, the Compensation Committee may grant other incentives payable in cash or in Common Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

         14. Performance-Based Awards.

         (a) Performance Criteria. Awards of Options, Restricted Shares, Share
Units, Performance Shares and other Awards made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more business criteria. For purposes of the Plan, such business criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes ("EBIT"), earnings before taxes ("EBT"), and net earnings); (c) earnings per share; (d) growth in earnings or earnings per share; (e) share price; (f) return on equity or average shareholders' equity;
(g) total shareholder return; (h) return on capital; (i) return on assets or net assets; (j) return on investment; (k) sales, growth in sales or return on sales;
(l) income or net income; (m) operating income or net operating income; (n)
operating profit or net operating profit; (o) operating margin; (p) return on operating revenue; (q) economic profit, (r) market share; (s) overhead or other expense reduction; (t) growth in shareholder value relative to various indices, including without limitation the S&P 500 Index or the Russell 2000 Index, (u)
strategic plan development and implementation, and (v) during the "reliance period" (as defined in Treasury Regulation section 1.162-27(f)(2)), any other performance measure selected by the Compensation Committee in its sole discretion (collectively, the "Qualifying Performance Criteria"). To the extent required by and consistent with Section 162(m) of the Code, the Compensation
Committee may appropriately adjust any evaluation of performance under a
Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (aa) asset write-downs, (bb) litigation, claims, judgments or settlements, (cc) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (dd) accruals for reorganization and restructuring programs and (ee)
any extraordinary, unusual or non-recurring items as described in Accounting
Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year.

         (b) Any Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee in the Award. To the extent required by
Section 162(m) of the Code, prior to the payment of any compensation under an
Award intended to qualify as "performance-based compensation" under Code Section
162(m) the Compensation Committee shall certify the extent to which any such
Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Shares). To the extent Section 162(m) of the Code is

                                       12

applicable, the Compensation Committee may not in any event increase the amount of compensation payable to a Participant subject to Section 162(m) of the Code upon the satisfaction of any Performance Criteria.

         15. Certain Forfeitures.

         In the event a Participant or former Participant engages in a Competing
Business or in Wrongful Solicitation while in the employ of the Company or a
Subsidiary, or during the period of 12 months immediately following termination of such employment, the following rules shall apply:

         (a) all Awards then held by the Participant (whether vested or not)
shall be forthwith forfeited without payment or other compensation of any kind;
provided, however, that the Company shall remit to the Participant the lesser of
(1) the amount (if any) he paid for forfeited Award and (2) in the case of
Restricted Shares or Performance Shares "forfeiture" means that the Company may, subject to applicable law, repurchase such shares for the Fair Market Value of such Restricted Shares or par value for such shares as of the date of termination;

         (b) notwithstanding subclause (a), in the event Vested Restricted
Shares or vested Performance Shares were disposed of (for or without receipt of value) during the period commencing one year prior to the initial engagement in a Competing Business or in Wrongful Solicitation through the 12-month anniversary of his termination of employment with the Company or a Subsidiary, then, upon written demand by the Company, the Participant or former Participant, as the case may be, shall forthwith remit to the Company the Fair Market Value of such Vested Restricted Shares or vested Performance Shares, as determined on the date of disposition, less the amount (if any) paid by the Participant for such shares; and

         (c) in the event Option Shares, Shares obtained pursuant to the exercise of a Share Appreciation Right or other Shares obtained pursuant to
Awards under the Plan (and not described in subparagraph (b)) were disposed of
(for or without receipt of value) during the period commencing one year prior to the initial engagement in a Competing Business or in Wrongful Solicitation
through the 12-month anniversary of his termination of employment with the
Company or a Subsidiary, then, upon written demand by the Company, the
Participant or former Participant, as the case may be, shall forthwith remit to the Company the Fair Market Value of such Shares, as determined on the date of disposition, less the Option Price or other amount (if any) paid therefor.

         16. Effect of Certain Corporate Changes and Changes in Control.

         (a) Dilution and Other Adjustments. If the Outstanding Common Shares or
other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a share dividend, bonus issue, share split, subdivision, consolidation, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, or reorganization, the Compensation
Committee may, and if such event occurs after a Change of Control, the
Compensation Committee shall, appropriately and equitably adjust the number and kind of Common Shares or other securities that are subject to the Plan or subject to any Awards

                                       13

theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Common Shares or other securities without changing the aggregate exercise or settlement price.

         (b) Change in Control. The Compensation Committee may provide, either at the time an Award is granted or thereafter, that a Change in Control that occurs after the initial Public Offering of the Company shall have such effect as is specified by the Compensation Committee, or no effect, as the Compensation
Committee in its sole discretion may provide. Without limiting the foregoing, the Compensation Committee may provide, either at the Date of Grant of an Award or thereafter, that if such a Change in Control occurs, then effective as of a date selected by the Compensation Committee, the Compensation Committee, acting in its sole discretion without the consent or approval of any Participant, will effect one or more of the following actions or combination of actions with respect to some or all outstanding Awards (which actions may be conditional on the occurrence of such Change in Control and which may vary among individual
Participants): (1) accelerate the time at which Awards then outstanding vest and
(as applicable) may be exercised in full for a limited period of time on or before a specified date (which will permit the Participant to participate with the Common Shares received upon exercise of an Option, a Share Appreciation
Right or another Award in the event of such Change in Control) fixed by the
Compensation Committee, after which specified date all unexercised Awards and all rights of Participants thereunder shall terminate, (2) accelerate the time at which Awards then outstanding vest (and, in the case of Options and Share
Appreciation Rights, may be exercised so that such Options and Share
Appreciation Rights may be exercised in full for their then remaining term), (3)
require the mandatory surrender to the Company of outstanding Awards held by such Participant (irrespective of whether such Awards are then vested or exercisable under the provisions of the Plan) as of a date (or, with respect to
Restricted Shares, repurchase by the Company), before or not later than 60 days after such Change in Control, specified by the Compensation Committee, and in such event the Compensation Committee shall thereupon cancel such Awards and the
Company shall pay to each Participant an amount of cash equal to the excess of the Fair Market Value of the aggregate Common Shares subject to such Award over the aggregate price (if any) of such shares, or (4) take such other actions as the Compensation Committee deems appropriate in its discretion (whether or not related to any of the foregoing).

         17. Miscellaneous.

         (a) No Rights to Grants or Continued Employment or Engagement. No
Participant shall have any claim or right to receive grants of Awards under the
Plan. Neither the Plan nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any Participant any right to be retained in the employ or as a director of the Company or any Subsidiary or other
Affiliate thereof, or to interfere with or to limit in any way the right of the
Company or any Subsidiary or other Affiliate thereof to terminate the employment or other retention of such Participant at any time.

         (b) Right of Company to Assign Rights and Delegate Duties. The Company
shall have the right to assign any of its rights and delegate any of its duties hereunder to any of its Affiliates. The terms and conditions of any Award under the Plan shall be binding upon and

                                       14

shall inure to the benefit of the personal representatives, heirs, legatees and permitted successors and assigns of the relevant Participant and the Company.

         (c) Tax Withholding. The Company and its Subsidiaries may require the
Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or other law to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any Common Shares under the Plan until such obligations are satisfied in full. The Compensation Committee may in its sole discretion permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (1) paying cash to the Company, (2) tendering to the Company for repurchase a number of Common Shares the Participant already owns, having a Fair
Market Value equal to the tax withholding obligations, or (3) entering into such other arrangement as is acceptable to the Compensation Committee in its sole discretion. The value of any shares tendered for repurchase may not exceed the employer's minimum tax withholding obligation and, to the extent such shares were acquired by the Participant from the Company as compensation, the shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company's earnings for financial reporting purposes. The Company and its Subsidiaries shall also have the right to deduct from any and all cash payments otherwise owed to a Participant any federal, state, local or other taxes required to be withheld with respect to the
Participant's participation in the Plan.

         (d) No Restriction on Right of Company to Effect Corporate Changes. The
Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger, amalgamation or consolidation of the Company, or any issue of shares or of options, warrants or rights to purchase shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Common Shares or the rights thereof or that are convertible into or exchangeable for Common Shares, or the dissolution, winding-up or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (e) 1934 Act. Notwithstanding anything contained in the Plan or any
Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the 1934 Act, the Compensation Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

         (f) Securities Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any Common Shares under the Plan or make any other distribution of benefits under the Plan unless, in the judgment of the Compensation Committee, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the 1934 Act or the laws of any state or foreign jurisdiction)
and the applicable requirements of any securities exchange or similar entity.

         (g) Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person, or would disqualify the

                                       15

Plan or any Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the
Compensation Committee's determination, materially altering the intent of the
Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

         18. Amendment.

         The Board of Directors or the Compensation Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the
Participant to whom any Awards shall previously have been granted, adversely affect the rights of such Participant in such Awards; provided, however, that the Board of Directors or the Compensation Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. In addition, no amendment of the Plan shall, without the approval of the shareholders of the Company:

               A. increase the maximum number of Common Shares for which Awards may be granted under this Plan;

               B. reduce the price at which Options may be granted below the price provided for in Section 8(a) hereof;

               C. reduce the Option Price of outstanding Options; or

               D. extend the term of this Plan.

Notwithstanding any other provision of the Plan, during the "reliance period"
(as defined in Treasury Regulation section 1.162-27(f)(2)), any purported
"material modification" of the Plan (within the meaning of Treasury Regulation section 1.162-27(h)(1)(iii)) shall be of no effect.

         19. Termination of the Plan.

         The Plan shall continue until terminated by the Board of Directors pursuant to Section 18 or as otherwise set forth in this Plan, and no further
Awards shall be made hereunder after the date of such termination.

         20. Conditions to Issuance of Shares.

         (a) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the 1933 Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Common Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as the Compensation Committee deems necessary or desirable for compliance by the Company with

                                       16

federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

         (b) To the extent the Plan or any instrument evidencing an Award provides for issuance of share certificates to reflect the issuance of Common
Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

         21. Headings; Number; Gender.

         The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

         Words used herein in the singular form shall be construed as being used in the plural form, as appropriate in the relevant context, and vice versa.
Pronouns used herein of one gender shall be construed as referring to either or both genders, as appropriate in the relevant context.

         22. Limited Waiver.

         The waiver by the Company of any of its rights under the Plan with respect to any Participant, whether express or implied, shall not operate or be construed as a waiver of any other rights the Company has with respect to such
Participant or of any of its rights with respect to any other Participant.

         23. Governing Law.

         The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of Delaware without reference to rules relating to conflicts of law.

         24. Effective Date.

         The Plan shall become effective immediately prior to the time at which the Form S-1 registration statement for the Company's initial Public Offering is declared effective by the Securities and Exchange Commission.

                                       17